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                                                                    Exhibit 23.1
                                                                    ------------

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Building Materials Corporation of America:

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.



/s/ Arthur Andersen LLP
Arthur Andersen LLP


Roseland, New Jersey
April 6, 2001